                               Asta Funding, Inc.
                                   Form 10-KSB
                               September 30, 2001
                                                                    Exhibit 10.3


                              EMPLOYMENT AGREEMENT

         AGREEMENT, dated as of the 1st day of October, 2001 by and between ASTA FUNDING, INC., a Delaware corporation, with offices at 210 Sylvan Ave., Englewood Cliffs, NJ 07632 (the "Company") and MITCHELL HERMAN, an individual residing at 20 Renshaw Drive, Montville, NJ 07045 ( the "Employee")

W I T N E S E T H:

         WHEREAS, the parties desire to enter this agreement to set forth the terms of the Employee's employment by the Company.

         NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein and for other good and value consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the Company and the Employee mutually agree as follows:

         1.                Employment Duties.

                           (a) Employment. The Company agrees to employ the Employee, and the Employee agrees to accept employment with the Company, on the terms and conditions set forth.

                           (b) Scope of Duties. During the term of this Agreement, Employee shall devote his entire business time, attention and energy to the business, and to seeking improvement in the profitability, of the Company. He shall serve as Chief Financial Officer and Secretary of the Company and its subsidiaries and shall have the authority to perform and shall perform all of the duties that are customary for the offices of the Chief Financial Officer and Secretary, subject at all times to the control and direction of the President and Board of Directors of the Company, and shall perform such services as typically are provided by the Chief Financial Officer and Secretary of a corporation and such other services consistent therewith as shall be assigned to him from time to time by the President of the Board of Directors of the Company.

                           (c) Service. The Employee shall perform his duties in a diligent manner; shall not engage in activities, which are or could be detrimental to the existing or future business of the Company and its subsidiaries; and shall observe and conform to all laws, customs, and standards of business ethics and honest business practices. The Employee shall be requested, and does hereby agree, to be a full time employee of the Company. The Company acknowledges, however, that the Employee may serve as the Chief Financial Officer of Asta Group, Incorporated. During the term of this Agreement, Employee shall not engage in any other business activity which, in the reasonable judgement of the Company's Board of Directors, conflicts with the duties of Employee hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided, however, that it is understood that this
                                    Section 1 (c) shall not preclude Employee from making passive investments in other companies.


                           (d) Professional Standards. Recognizing and acknowledging that it is essential for the protection and enhancement of the name and business of the Company and its subsidiaries and the good will pertaining thereto, the Employee shall perform his duties under this Agreement professionally and in accordance with the standards established by the Company from time to time; and the Employee shall not act, and shall refrain from acting, in any manner that could harm or tarnish the name, business or income of the Company and its subsidiaries or the good will pertaining thereto.

         2.                Compensation.

                           (a) Base Salary. For all services rendered by the Employee during the term of this Agreement, the Company shall pay the Employee an annual base salary ("Base Salary") of $200,000 payable in accordance with the Company's customary payment policies and periods. The Employee's annual Base Salary may be increased as determined by the Board of Directors in its sole discretion.

                           (b) Bonuses. The employee shall be eligible to receive bonuses as determined by the Board of Directors in its sole discretion.

                           (c) Stock Options. The Employee shall be eligible to receive stock options as determined by the Board of Directors in its sole discretion.


                           (d) Fringe Benefits. During the term of this Agreement, the Company hall obtain and maintain a term life insurance policy in the amount of $600,000 naming the Employee's designee as beneficiary, (ii) shall maintain an excess disability insurance policy for the Employee, (iii) shall provide to the Employee and the Employee's family full health insurance coverage and extended medical coverage for the Employee and (iv), shall provide to the Employee a leased luxury automobile along with automobile insurance.

                           (e) Vacation. The Employee shall be entitled to an annual vacation of fifteen (15) working days for each full calendar year of employment hereunder, which may be taken all at once or from time to time; provided, however, that (i) the Employee shall schedule such vacation time so as to mitigate the adverse effects to the Company of the Employee's absence; (ii) the Employee shall give the Company at least thirty days
                                    (30) days notice of consecutive vacation days in excess of five (5) to be taken by the Employee at any one time; and (iii) up to one (1) week unused vacation time during the calendar year may be carried over and used by the Employee in the following calendar year.

         3.                Non-Competition.

                           (a) In view of the Employee's knowledge of the trade secrets and other proprietary information relating to the business of the Company and its subsidiaries and their customers which the Employee has heretofore obtained and is expected to obtain during the term the Employee is employed under this Agreement (the "Employment Period"), and in consideration of the compensation to be received hereunder, the Employee agrees: (i) that he will not during the Employment Period Participate In (as such term hereinafter defined) any other business or organization if such business or organization now is or shall then be competing with or be of a nature similar to the business of the Company or its subsidiaries and (ii) (A) for a period of twelve (12) months after the Termination Date (as defined in Section 7) due to a termination of this Agreement for Cause or
                                    (B) for such period as the Company shall continue to pay to the Employee his Base Salary and insurance benefits in accordance with Section 9(b) after a termination of the Employee's employment Without Cause, he will not in any geographic area in which the Company does business as of the Termination Date compete with or be engaged in the same business as, or Participate In, any other business or organization which competes with or is engaged in the same business as, the Company or its subsidiaries with respect to any service offered or activity engaged in up to the Termination Date, except that in each case the provisions of this Section 3 will not be deemed breached merely because the Employee owns not more than 2% of the outstanding common stock of a corporation, if, at the time of its acquisition by the Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

                           (b)      The term "Participate In" shall mean:
                                    "directly or indirectly, for his own
                                    benefit, firm, or corporation, own, manage, operate, control or loan money to (provide, that an investment in debt instruments issued pursuant to an effective registration statement under the Securities Act of 1993, as amended shall not be deemed to be a loan), or participate in the ownership,
                                    management, operation, or control of, or be connected as a director, officer, employee, partner, agent, or otherwise with, or acquiesce in the use of his name in."

                           (c) During the Employment Period and, in the case of the termination of the Employee's employment for Cause only, for a period one
                                    (1) year after the Termination Date, the Employee will not directly or indirectly:

                                      (i)   Reveal the name of, solicit, use or
                                            interfere with, or endeavor to
                                            entice away from the Company (or any
                                            of its subsidiaries) any of their
                                            customers, vendors, or employees, or

                                     (ii)   Employ any person who, at any time
                                            up to the Termination Date, was an
                                            employee of the Company or its
                                            subsidiaries without the written
                                            consent of the Company.

                           (d) The Employee agrees that the provisions of this Section 3 are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this Section 3 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced from such restriction shall then be enforceable in the manner contemplated hereby.

         4. Confidential Information. All confidential information which the employee may now possess, may obtain during or after the Employment Period, or may create prior to the end of the Employment Period relating to the business of the Company or its subsidiaries or of any of their respective customers or vendors shall not be published, disclosed, or made accessible by him except to any other person, firm or corporation either during or after the Employment Period or used by him during the Employment Period in the business and for the benefit of the Company or its subsidiaries without the prior written consent of the Company. The Employee shall return all tangible evidence of such confidential information to the Company prior to or at the end of the Employment Period.

         5.                Rights of the Company.

                           (a) Any interest in copyrights, copyrightable works, developments, discoveries, designs and processes, patents, patent applications, inventions and technological innovations (collectively, "Inventions") which the Employee (i) owns, conceives of or develops, alone or with others, (A) relating to the business of the Company or its subsidiaries or any business in which the Company (or its subsidiaries) contemplates being engaged or
                                    (B) which anticipate research or development of the Company or its subsidiaries, or (ii) conceives of or develops utilizing the time, material, facilities or information of the Company or its subsidiaries, in either case during the Employment Period, shall belong to the Company.

                           (b) As soon as the Employee owns, conceives of or develops any Invention, the Employee shall immediately communicate such fact in writing to the Board of Directors of the Company. Upon the request of the Company, the Employee shall, without further compensation but at the Company's expense (subject to clause (i) below) execute all such assignments and other documents (including applications for trademarks, copyrights and patents and assignments thereof) and take all such other action as the Company may reasonably request, including obtaining spousal consents or waivers, (i) to vest in the Company all right, title and interest of the Employee in and to such Inventions, free and clear of all liens, mortgages, security interests, pledges, charges and encumbrances ( the Employee to take such action, at his expense, as is necessary to remove all such liens) and (ii) if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefor in any and all jurisdictions in and outside the United States in the name of the Company or in such other names(s) as the Company shall determine.

         6. Insurance. The Employee agrees to submit to such medical examinations as may be reasonably required by the Company to enable the Company to obtain, at its opinion, key man life insurance on the life of the Employee in such amount and with such insurer as the Company may determine in its sole discretion.

         7. Employment Period. The Employment Period shall commence on the date of this Agreement and shall continue for a term ending on September 30, 2004 or such earlier date on which any of the following events occurs (the "Termination Date"):

                           (a)      the death of the Employee;

                           (b)      the voluntary resignation of the Employee;

                           (c) the termination by the Board of Directors of the Employee's employment for Disability (as hereinafter defined);

                           (d) the termination by the Board of Directors of the Employee's employment for Cause (as hereinafter defined); or

                           (e) the termination by the Board of Directors of the Employee's employment Without Cause (as hereafter defined)

         8.                Definitions Relating to Termination

                           (a)      Disability

                                    The term "Disability" shall mean any
                                    physical or mental condition f the Employee which, in the reasonable discretion of the Board of Directors, after consultation with the Employee's physician, materially impairs the Employee's ability to render the services to be performed by him hereunder for a period of 180 consecutive days or for at least 240 days in any consecutive 360 day period.

                           (b)      Cause

                                    The term "Cause" shall mean the good faith
finding by the Board Directors of the Company upon resolution adopted by it of the existence of any one of the following:

                           (i) The Employee's failure or refusal to perform specific written directives consistent with his duties and responsibilities as set forth in Section 1 hereof, which lack of performance is not cured within 15 days after written notice thereof or 30 days if at the 15th day and thereafter the Employee is diligently attempting to cure;

                           (ii) Excessive use of alcohol or the use of illegal drugs, which interferes with the performance of the Employee's obligations under this Agreement;

                           (iii) Conviction of a felony or of any crime involving moral turpitude or fraud;

                           (iv) The commission by the Employee of any willful or intentional act which the Employee reasonably should have contemplated would have the effect of injuring the reputation, financial condition, business or business relationships of the Company (and its subsidiaries, individually or taken as a whole) and / or the Employee; or

                           (v) Any material breach (not covered by any of the clauses (i) through hereof) of any of the provisions of this Agreement, if such breach is not cured within 30 days after written notice thereof to by the Board of Directors.

                           (c)      Without Cause

                                    The term "Without Cause" shall mean a
                                    determination of the Board of Directors to terminate the Employee for any reason other than death, Disability or for Cause.


         9.                Effect of Termination

                           (a) If the Employee's employment is terminated for Disability, for Cause or upon his death, the Employee or his estate shall be paid the Employee's Base Salary and other benefits hereunder through the Termination Date.

                           (b) If the Employee's employment is terminated Without Cause, the Employee or his estate shall be paid the Employee's Base Salary and other benefits hereunder for a maximum period of 18 months after the date of termination or until such time the Employee becomes a full time employee of another employer if this occurs prior to the 18 months.

                           (c)      Irrespective of the basis for the
                                    termination of the Employee's Employment with the Company, all benefits (including fringe benefits), if any, due the Employee hereunder shall cease as of the Termination Date, other than (i) COBRA rights which shall continue to the extent provided thereunder, (ii) Base Salary as provided in
                                    Section 9(b), (iii) insurance as provided in
                                    Section 9(b) and (iv) rights under any stock options the Employee may have been granted.

         10. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach or termination thereof, shall be settled by arbitration in New Jersey, in accordance with the laws of the State of New Jersey and the then current rules of the American Arbitration Association or any successor thereto. Within ten (10) days after a request for arbitration by one party to the other, the Company and the Employee shall each select one arbitrator. Within ten (10) days after the second of such arbitrators has been selected, the two arbitrators thereby selected shall choose a third arbitrator who shall be the Chairman of the panel. If the first two arbitrators selected cannot agree upon a third arbitrator, the American Arbitration Association shall name the third arbitrator. The arbitrators may grant injunctions or other relief in such dispute or controversy. In the arbitration, the parties shall be entitled to pre-hearing discovery. The decision of the arbitrators shall be final, conclusive and binding on the parties to the arbitration. In connection with such arbitration and the enforcement of any award rendered as a result thereof, the parties hereto irrevocably consent to the personal jurisdiction of the federal and state courts located in New Jersey, and further consent that any process or notice of motion or other application to the said Courts or Judges thereof may be served inside or outside the State of New Jersey by registered mail or personal service, provided a time period of at least twenty (20) days for appearance is allowed. The Company shall not be required to seek injunctive relief from the arbitrators but may seek such injunctive relief in a court proceeding. This Section 6 shall survive the termination (by expiration or otherwise) of this Agreement.

         11. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

         12. Notices. Any notice or communication to be given hereunder by any party to the other shall be in writing and shall be deemed to have been given when personally delivered or transmitted by facsimile, or three (3) days after the date sent by registered or certified mail, postage prepaid, as follows:

                           (a)      if to the Company, addressed to it at:

                                    210 Sylvan Avenue
                                    Englewood Cliffs, NJ  07632
                                    Attention: President

                           with copies to:

                                    Lowenstein Sandler P.C.
                                    65 Livingston Avenue
                                    Roseland, NJ  07068
                                    Attn: John D. Schupper, Esq.

                           (b)      If to the Employee, addressed to him at:

                                    20 Renshaw Drive
                                    Montville, NJ  07045


         or to such other persons or addressed as may be designated in writing by the party to receive such notice.

         13. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         14. Assignment. The Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise. The Company may assign its rights and obligations hereunder to any of its subsidiaries or affiliates. The Company will provide notice of such assignment to the Employee.

         15. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure of the benefit of the Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

         16. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         17. Injunctive Relief. As it would be very difficult to measure the damages, which would result to the Company from a breach of any of the covenants contained in Section 3, 4 or 5 of this Agreement, in the event of such a breach the Company shall have the right to have such covenants specifically enforced by a court of competent jurisdiction. Employee hereby recognizes and acknowledges that irreparable injury or damage shall result to the business of the Company in the event of a breach or threatened breach by Employee of the terms and provisions of Section 3, 4 or 5. Therefore, Employee agrees that the Company shall be entitled to an injunction-restraining Employee from engaging in any activity constituting such breach or threatened breach. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company at law or in equity for such breach or threatened breach, including, but not limited to, recovery of damages from Employee and, if Employee is still employed by the Company, terminating the employment of Employee in accordance with the terms and provisions hereof.

         18. Jurisdiction. The validity and interpretation of this Agreement shall be construed in accordance with and be governed by the laws of the State of New Jersey.

         19. Attorney's Fees. If a legal action or other proceeding is brought for enforcement of this Agreement because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees and cost incurred, in addition to any other relief to which they may be entitled.

         20. Severability. The provisions of this Agreement are severable and should any provision hereof be void, voidable or unenforceable under any applicable law, such void, voidable or unenforceable provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though the void, voidable or unenforceable provision were not a part hereof.

         21. Survival. All warranties, representations, indemnities, covenants and other agreements of the parties hereto shall survive the execution, delivery and termination of this Agreement and shall, notwithstanding the execution, delivery and termination of this Agreement, continue in full force and effect.

         22. Acknowledgement. The Employee specifically acknowledges that: the Employee has read and understands all of the terms of this Agreement; in executing this Agreement, the Employee does not rely on any inducements, agreements, promises or representations of the Company or any agent of the Company, other than the terms and conditions specifically set forth in this Agreement; the Employee has had an opportunity to consult with independent counsel with respect to the execution of this Agreement; and that the Employee has made such investigation of the facts pertaining to this Agreement and of all the matters pertaining hereto as he deems necessary.


                  IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement on the day and year first above written.


                                                  ASTA FUNDING, INC.


                                                  By:___________________________
                                                     Gary Stern, President & CEO


                                                  ______________________________
                                                     Mitchell Herman